January 12, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated January 9, 2004 on our reviews of interim financial information of Apollo Group, Inc. and University of Phoenix Online for the three month period ended November 30, 2003 and November 30, 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter ended November 30, 2003 are incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-46834, 33-87844, 33-88982, 33-88984, and 33-63429).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP